Exhibit 23(a)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, 333-29949, 333-85988, and 333-99233 of MFIC Corporation (the “Company”) on Form S-8 of our report dated March 2, 2005 pertaining to the consolidated financial statements and schedules of MFIC Corporation which appears in Annual Report on Form 10-K for the years ended December 31, 2004 and 2003.

/s/ Brown & Brown, LLP

Boston, Massachusetts

March 16, 2005